UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

MARCH 16 , 2018

Date of Report (Date of earliest event reported)

SOUTHWESTERN WATER EXPLORATION CO.

(Exact name of registrant as specified in its charter)

Colorado	33-16110-D	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Faraday Avenue Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

(310) 890-2209

Registrant’s telephone number, including area code

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On February 27, 2018, a change in control of Southwestern Water Exploration Co. (the "Company") occurred by virtue of the Company's largest shareholder David J. Cutler selling 93,480,769 shares of the Company's common stock to the Purchasing Shareholders (Exhibit 99.1). Such shares represent 77% of the Company's total issued and outstanding shares of common stock. As part of the sale of the shares, the Majority Shareholder arranged with Mr. Cutler, to appoint new officers and directors of the Company (see Item 5.02 below).

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective March 7 2018, the Company accepted the resignation of Redgie Green as the sole officer of the Company and as the sole member of the Company’s board of directors. The resignation of Mr. Green was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, Ms. Hau Huang was elected as the Company’s President and Director. Ms. Meihua Li was elected as the Company’s Secretary and Director. Mr. Albert Hong was elected as the Company’s Treasurer and Director.

Biographies

Hau Huang

Ms. Hua Huang was born in China. Early in her career, Ms. Huang founded and invested in the retail, new energy, health, and ecological food companies. She is well regarded as a successful female entrepreneur in China. In 2012, Ms Huang founded Anhui Fuquan Investment Management Co., Ltd. (“FIM”). Through FIM, Ms. Huang created and integrated the “ICGPS” -circular economy eco-industry financial model and “I2C” -consumer financial asset securitization model. The production and financing platform of FIM has opened up a positive interaction channel among consumers, producers, investors, securities trading and global credit consumption cooperation platforms. In 2017, FIM was awarded the " Top 10 Innovative Enterprises in China's Best Business Model of 2017". In addition, Ms. Huang won the "Top Ten Reformers in the Promotion of Industrial Economic Development of 2017" award and "China Economic Top 10 News Personalities of 2017" award. Ms. Huang currently serves as executive directors and senior consultants in dozens of domestic and international companies.

Meihua Li

Ms. Meihua Li was born in 1980 in Jilin Province, China. She graduated from Art Institute of Yanbian University, majored in Film and Television. Since 1999 Ms. Li has worked in various industries such as international trade, leisure and holiday industry, health education industry, studying abroad service industry, Traditional Chinese Medicine and science industry, advertising and media industry, warehousing and logistics industry, investment and consulting industry. In 2009, Ms. Li founded Beijing Longrun Tangdu Culture Communication Co., Ltd. and serves as the CEO. The company provides world-class advertising planning, film and television products, project planning, event undertaking and other cultural services.

Albert Hong

Albert Hong was born in China and educated in the U.S. Mr. Hong worked and consulted with many S&P firms in the U.S. for over ten years after graduating from college. Since 2002, Mr. Hong started his own business engaging in manufacturing, contract manufacturing and international trade. In 2008, Mr. Hong founded Obsidian Groups Inc. and acts as the Company’s CEO, providing executive level consulting services to a wide range of international businesses. He is currently a board member of three private companies.

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 15, 2018, the Company filed Articles of Amendment with the Colorado Secretary of State whereby it changed its name to “FUQUAN FINANCIAL COMPANY.”

On March 29, 2018, the Company filed Articles of Conversion to change its domicile from Colorado to Nevada.

On March 29, 2018, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the aforementioned name change be effected in the market. The Company also requested that its ticker symbol be changed to “FQFC”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwestern Water Exploration Co.

DATE: March 29, 2018

By: /s/ Hua Haung

Name: Hua Haung

Title: President

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